EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT DATED AS OF APRIL 25, 2003 BY AND AMONG EMAGIN AND THE INVESTORS IDENTIFIED ON THE SIGNATURE PAGES THERETO.


                               EMAGIN CORPORATION

                               EMAGIN CORPORATION

            GLOBAL RESTRUCTURING AND SECURED NOTE PURCHASE AGREEMENT


                  THIS GLOBAL RESTRUCTURING AND SECURED NOTE PURCHASE AGREEMENT (this "Agreement") is entered into as of April 25, 2003, by and among eMagin Corporation, a Delaware corporation ("eMagin"), Virtual Vision, Inc., a Delaware corporation and the wholly owned subsidiary of eMagin ("eMagin Sub", and together with eMagin, the "Company"), Mr. Mortimer D.A. Sackler ("MDAS"), Mr. Jack Rivkin ("JR"), Ginola Limited ("Ginola" together with MDAS and JR, individually an "Original Secured Party" and collectively, the "Original Secured Parties") and Stillwater LLC ("Stillwater") and the other purchasers of New Notes (as defined below) listed on Schedule 1 attached hereto (unless identified specifically by name, individually a "New Investor", and collectively, the "New Investors").

                              W I T N E S S E T H :


                  WHEREAS, eMagin and the Original Secured Parties are each a party to the Secured Note Purchase Agreement entered into as of November 27, 2001, as amended by the Omnibus Amendment, Waiver and Consent Agreement dated January 14, 2002 (the "Original Secured Purchase Agreement") pursuant to which five Secured Convertible Promissory Notes were issued in the aggregate principal amount of $1,625,000 (collectively, the "Original Secured Notes");

                  WHEREAS, eMagin and the Original Secured Parties pursuant to the Original Secured Purchase Agreement entered into a Security Agreement dated November 20, 2001 (the "Original Security Agreement") and Registration Rights Agreement dated November 27, 2001 (the "Original Registration Rights Agreement");

                  WHEREAS, eMagin, eMagin Sub and MDAS are each a party to the Secured Note Purchase Agreement entered into as of June 20, 2002 (the "Bridge Financing Purchase Agreement") pursuant to which a Secured Promissory Note was issued in the principal amount of $200,000 (the "Bridge Note");

                  WHEREAS, eMagin and MDAS pursuant to the Bridge Financing Purchase Agreement entered into a Subordinated Security Agreement dated June 20, 2002 (the "Subordinated Security Agreement");
                  WHEREAS, eMagin Sub and MDAS pursuant to the Bridge Financing Purchase Agreement entered into a Security Agreement dated June 20, 2002 ("eMagin Sub Security Agreement", together with the Subordinated Security Agreement, the "Bridge Security Agreements");

                  WHEREAS, the Company has requested funding for its continued operations as a developer of virtual imaging technology;

                  WHEREAS, the New Investors have agreed to lend financing to the Company (subject to the terms and conditions set forth in this Agreement) in order for the Company to continue its operations as a developer of virtual imaging technology;

                  WHEREAS, each of the Original Secured Parties have agreed to amend its respective Original Secured Notes and Bridge Note and any warrants ("Original Warrants") issued to the Original Secured Parties that are listed on Exhibit G attached hereto, and terminate the Original Security Agreement and Bridge Security Agreements and simultaneously participate in this new round of financing (subject to the terms and conditions set forth in this Agreement) and allow the New Investors to enter into the New Security Agreement (as defined below) with them on a pari passu basis in order for the Company to continue its operations as a developer of virtual imaging technology;

                  WHEREAS, in order to induce the Original Secured Parties and the New Investors to enter into this Agreement and to allow the New Investors to share in the collateral previously granted to the Original Secured Parties, the Company and the Original Secured Parties have agreed to terminate the Original Security Agreement and Bridge Security Agreements in order to grant simultaneously to all Original Secured Parties and New Investors a first priority security interest in and to the Collateral (as such term is defined in the "New Security Agreement" attached hereto as Exhibit A), which is substantially the same as the collateral granted to the Original Secured Parties under the Original Security Agreement and Bridge Security Agreements;

                  NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


                  1. Amendment of Notes and Warrants. By executing this Agreement the Company and each of the Original Secured Parties hereby agree, acknowledge and consent that each of the outstanding Original Secured Notes and Bridge Note issued to each Original Secured Party shall be amended and restated such that each Original Secured Party shall receive an "Amended and Restated Note", as may be further amended from time to time, in the form attached hereto as Exhibit B, for each Original Secured Note and Bridge Note such Original Secured Party owned with the same terms and conditions as the Original Secured Notes and Bridge Note except for (a) the Bridge Note will now be convertible and will have the same Conversion Price (as defined below) as the New Note (as defined below), (b) the extension of the maturity date to November 1, 2005 (the "Maturity Date") and clarification of interest payment terms, (c) revised references to this Agreement and the New Security Agreement, (d) clarification
       of when the Original Secured Party is not subject to a Mandatory
Conversion, (e) revising the final judgment amount to $50,000 in Section 8(h) in the Amended and Restated Note, and (f) clarification of the permitted assigns allowed under Section 13 in the Amended and Restated Note. In addition, the Company and each of the Original Secured Parties hereby agree, acknowledge and consent that each of the outstanding Original Warrants issued to each Original Secured Party that is listed on Exhibit G shall be amended and restated such that each Original Secured Party, if applicable, shall receive an "Amended and Restated Warrant" in the form attached hereto as Exhibit H, for each Original Warrant listed on Exhibit G with the same terms and conditions as the Original Warrant except for the addition of a warrant exercise limitation.

                  2. Purchase and Sale of New Secured Notes; Issuance of
Warrants.

     (a) The Company has duly authorized for sale, issuance and delivery new secured convertible notes, as may be amended from time to time (the "New Notes", and together with the Amended and Restated Notes, the "Notes") for a total aggregate principal amount not to exceed $9,000,000 (the "Maximum Note Amount"). All such New Notes shall be due and payable on the Maturity Date (unless prepaid or converted prior to such date pursuant to the terms of such New Notes) and shall otherwise be substantially in the form attached hereto as Exhibit C.

     (b) The Company has duly authorized for sale, issuance and delivery the three year warrants (the "Warrants", and together with the Notes and any Common Stock (as defined below) issued thereunder, the "Securities") to purchase up to 11,624,903 shares, subject to adjustment (the "Maximum Warrant Amount") of the Company's common stock, par value $.001 per share (the "Common Stock"), such Warrants to be substantially in the form attached hereto as Exhibit D.

     (c) Subject to the terms of this Agreement, the Original Secured Parties and the New Investors agree to exchange and/or purchase, as the case may be, and the Company agrees to issue to each Original Secured Party and New Investor, the Notes and Warrants for an exchange/purchase price and amount on or before the certain dates set forth on Schedule 2 attached hereto. The New Investors' obligation to pay and the Company's obligation to deliver the Notes and Warrants committed to by the New Investors at the Initial Closing (as defined below) to be paid for and delivered on or before the dates specified in Schedule 2 (the "Tranche Closing Schedule," and each additional closing is a "Tranche Closing"), is subject to certain conditions set forth in Section 7 being true and correct prior to each Tranche Closing. Notwithstanding the foregoing, any and all such Tranche Closings shall take place no later than five (5) days after the effectiveness of the registration statement that is required to be filed pursuant to the Registration Rights Agreement (as defined below in Section 6(j)). The New Notes issued pursuant to this Section 2(c) shall have a Conversion Price (as such term is defined in Section 5 of the New Notes) equal to 105% of the volume weighted average closing price of the Common Stock on the American Stock Exchange ("AMEX") (or the over-the-counter market) for the five
(5) trading days immediately preceding the date of this Agreement as reported by the Wall Street Journal, New York City edition.

     (d) The initial exchange/purchase and sale of the Notes and Warrants shall take place concurrently with the execution of this Agreement (the "Initial Closing", together with the Tranche Closing and any Additional Closing (as defined below), the "Closings"). At each Closing the Company shall deliver to each New Investor, and at the Initial Closing the Company shall deliver to each
       Original Secured Party, (i) an executed counterpart to this Agreement and
(ii) a Note in the respective principal amount set forth on Schedule 2, in all cases against delivery to the Company by each New Investor of (x) an executed counterpart to this Agreement and (y) the respective purchase price of each such Note and the Warrants in the amount described in the preceding clause (ii) by bank wire transfer of immediately available funds to an account designated in writing by the Company; and by each of Original Secured Party of (I) an executed counterpart to this Agreement and (II) delivery to the Company or its legal counsel for cancellation the Original Secured Notes and the Bridge Note certificates owned by such Original Secured Party. Immediately upon receipt of such Original Secured Notes and Bridge Note from the Original Secured Parties pursuant to this section, the Company shall cancel such instruments (which shall be void and of no further force and effect) and issue in substitution therefor to such Original Secured Party an Amended and Restated Note as set forth above.

     (e) At each Closing, the Company will promptly issue to each New Investor a Warrant to purchase such number of shares, subject to adjustment, as specified opposite each party's name under the heading "Warrant Amount" for such Closing on Schedule 2A attached hereto, each such Warrant to have an exercise price per share equal to 110% of the volume weighted average closing price of the Common Stock on the AMEX (or the over-the-counter market) for the five (5) trading days immediately preceding the date of this Agreement as reported by the Wall Street Journal, New York City edition. The Warrants shall be substantially in the form attached to this Agreement as Exhibit D.

     (f) Subsequent to the Initial Closing and prior to the filing of the registration statement with the U.S. Securities and Exchange Commission (the "SEC") that is required to be filed pursuant to the Registration Rights Agreement, provided that the respective Maximum Note Amount and Maximum Warrant Amount have not been issued by the Company and subject to Section 2(g), the Company may, at its sole discretion, agree to permit additional investors to subscribe for additional New Notes (provided each such additional New Note shall have a principal amount of not less than $25,000) and related Warrants, on similar terms as Sections 2(d) and 2(e) (and provided that each such additional New Note and Warrant, as the case may be, shall be issued on the same terms, including conversion price for the New Notes and Warrant exercise price (but not recipient, date and amount) as the New Notes and Warrants issued by the Company at the Initial Closing) until the Maximum Note Amount and the Maximum Warrant Amount have been issued by the Company; provided further, that no additional New Notes or Warrants shall be issued under this Section 2(f) unless each transferee thereof shall have concurrently with the entering into of this Agreement, entered into the New Security Agreement (as defined below in Section 5(a)). The closing of each additional subscription of New Notes and Warrants (the "Additional Closings") pursuant to this Section 2(f) shall occur at such place and time as may be agreed upon by such additional investors and the Company (provided, however, that any and all such Additional Closings shall take place no later than 5 days after the effectiveness of the registration statement that is required to be filed pursuant to the Registration Rights Agreement), and such additional investor shall be added to Schedule 1 and be deemed a New Investor.

     (g) Any additional New Notes or Warrants issued up to the Maximum Note Amount or the Maximum Warrant Amount, as the case may be, under Section 2(f) shall be restricted to issuances to such persons approved by 50% or more of the holder of Notes (in terms of the aggregate dollar value of the principal of the Notes then issued under this Agreement). In addition, after the Initial Closing, if the Company allows a third party or any New Investor to purchase any New Notes pursuant to Section 2(f) or make any other type of financing investment in the Company ("New Investment"), then Stillwater's obligation and right to acquire New Notes pursuant to the Tranche Closings set forth on the Tranche Closing Schedule shall automatically terminate and expire in an amount equal to the New Investment. The Tranche Closing Schedule shall be revised to reflect such reduction by decreasing the remaining unpaid New Note amounts by the New Investment, starting in the last period first (i.e. October 15, 2003); provided, however, that any and all such Tranche Closings shall take place no later than 5 days after the effectiveness of the registration statement that is required to be filed pursuant to the Registration Rights Agreement. The Company shall give each New Investor at least 15 days written notice (unless waived in writing) prior to closing a New Investment. Notwithstanding the foregoing, each New Investor shall have the right to purchase additional New Notes and/or participate in any financing offered to any third party on the same terms and conditions as those offered to such third parties.

                  3. Representations and Warranties of each Original Secured Party and New Investor. As of the date of the Initial Closing, each Tranche Closing and any Additional Closing, as the case may be, each Original Secured Party and New Investor (together, the "Investors" and individually, an "Investor") severally as to itself and not jointly hereby, represents and warrants to the Company as follows:

     (a) Such Investor is acquiring its respective Note and will acquire its respective Warrants for the Investor's own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). By executing this Agreement, such Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any such person or to any third person, with respect to the Securities.

     (b) Such Investor understands that (i) the Securities have not been registered under either the Securities Act or the securities laws of any state of the United States by reason of specific exemptions therefrom, (ii) the Securities must be held by the Investor indefinitely, and therefore, such Investor must bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act and the securities laws of any applicable state or is exempt from such registrations,
(iii) each certificate that represents the Securities will be endorsed with legends as required by applicable securities laws, and (iv) the Company will instruct any transfer agent not to register the transfer of any of the Securities unless the conditions specified in the foregoing legend are satisfied. For greater certainty, the restrictive legend referred to in clause
(iii) shall be substantially in the following form:

         THIS SECURITY (A) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND IS BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS, AND (B) MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

     (c) Such Investor has been furnished with such materials and has been given access to such information relating to the Company as the Investor has requested. Investor has been afforded the opportunity to ask questions regarding the Company and the Securities as the Investor has found necessary to make an informed investment decision. Such Investor has been solely responsible for its own due diligence investigation of the Company and its business, for its own analysis of the merits and risks of its investment made pursuant to this Agreement and for its own analysis of the terms of its investment.

     (d) Such Investor is an "accredited investor" within the meaning of Rule 501 of the Securities Act. The Investor is in a financial position to hold the Securities and is able to bear the economic risk and withstand a complete loss of the Investor's investment in the Securities. The Investor recognizes that the Securities involve a high degree of risk. The Investor is a sophisticated investor, is able to fend for itself in the transaction contemplated by this Agreement, and has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the prospective investment in the Securities.

     (e) (i) Such Investor has the requisite corporate power and corporate authority or such similar authority to enter into and perform its obligations under this Agreement, (ii) the execution and delivery of this Agreement by the Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Investor, or its Board of Directors or stockholders, as the case may be, is required, and (iii) this Agreement has been duly executed and delivered by such Investor and constitutes a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except, in each case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                  4. Representations and Warranties of the Company. As of the date of the Initial Closing, each Tranche Closing and any Additional Closing, as the case may be, the Company represents and warrants to each Investor as follows:

     (a) Organization, Good Standing and Power. eMagin and eMagin Sub are corporations duly incorporated, validly existing and in good standing under the laws of the State of Delaware and have all requisite corporate authority to own, lease and operate their respective properties and assets and to carry on their respective businesses as now being conducted. Each of eMagin and eMagin Sub is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the
       failure to so qualify would not have a Material Adverse Effect. As used in this Agreement, a "Material Adverse Effect" shall mean any adverse effect on the business, operations, properties, or financial condition of the Company that is material and adverse to the Company taken as a whole, and/or any condition, circumstance or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or the Securities.

     (b) Authorization; Enforcement. (i) The Company has the requisite corporate power and corporate authority to enter into and perform their respective obligations under this Agreement and the Securities, pursuant to their respective terms, (ii) the execution and delivery of this Agreement and the Securities by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate actions, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) each of this Agreement, the Notes and the Warrants when executed and delivered by the Company will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except, in each case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

     (c) Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which 30,854,980 shares are issued and outstanding and 10,000,000 shares are preferred stock, par value $.001 per share, of which no shares are issued and outstanding. All of the outstanding shares of the Company's Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom. Except as set forth in this Agreement and as set forth in the SEC Documents (as defined below in Section 4(f)) and Schedule 4(c) attached hereto, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrant, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and as set forth in the SEC Documents and
Schedule 4(c) attached hereto, there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the SEC Documents, the offer and sale of all capital stock, convertible securities, rights, warrants or options of the Company issued prior to the Initial Closing complied with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which would have a Material Adverse Effect. The Company has filed as exhibits to the SEC Documents true and correct copies of the Company's articles or certificate of incorporation as in effect on the date hereof (the "Charter"), and the Company's bylaws as in effect on the date hereof (the "Bylaws"). eMagin has not received any notice from the AMEX questioning or threatening the continued inclusion of the Common Stock on such market, except for a letter to eMagin requesting that eMagin hold an annual meeting prior to June 30, 2003.

     (d) Issuance of Securities. The Notes and Warrants (and the shares of Common Stock underlying such Warrants) to be issued under this Agreement have been duly authorized by all necessary corporate actions and, when paid for and issued in accordance with the terms of the Notes and Warrants, the Common Stock issued on exercise of the Warrants and the conversion of the Notes shall be validly issued and outstanding, fully paid and non-assessable.

     (e) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein do not and will not (i) violate any provision of the Company's Charter or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, or local statute, rule, regulation, order, judgment or decree (including any federal or state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected. To the knowledge of the Company, the business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under any federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Securities in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the SEC or state securities administrators subsequent to the Initial Closing and any registration statement which may be filed pursuant hereto); provided that, for purpose of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of each Investor named herein.

     (f) SEC Documents; Financial Statements. The Common Stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), and, except as disclosed in the SEC Documents, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents"). The Company has directed the Investor to accurate and readily accessible sources of true and correct copies of the SEC Documents. As of their respective filing dates, the
       SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such documents, and, as of their respective filing dates, none of the SEC Documents contained any untrue statements of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as disclosed therein, the financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements under the United States Generally Accepted Accounting Principles, as those conventions, rules and procedures are determined by the Financial Accounting Standards Board ("GAAP"), and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or
(ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     (g) Disclosure. The Company has provided each Investor with all the information reasonably available to it without undue expense that such Investor has requested in order to decide whether to purchase the Notes and Warrants. To the best of the Company's knowledge, none of this Agreement, other agreements, written statements or certificates made or delivered in connection herewith and the SEC Documents, when taken in the aggregate, as of the date of the Initial Closing contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

     (h) No Liens. Other than in respect of leased tangible equipment used by the Company in the ordinary course of business and the Original Security Agreement and the Bridge Security Agreements that will be superceded on the Initial Closing date, the Company is the owner of all Collateral (as such term is defined in the New Security Agreement referred to in Section 5(a) of this Agreement) free from any security interest, deed of trust, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest in a financing lease or analogous instrument, in, of, or on the Company's property (other than Permitted Liens, as such term is defined in the New Security Agreement, and any liens created by the New Security Agreement) and the Company has not issued or committed to issue any indebtedness ranking equal to or higher in priority to the security interests to be granted in the Collateral under the New Security Agreement to secure the obligations under the Notes.

     (i) Creditor Actions. Except as set forth in Schedule 4(i), the Company has not received any written notice of foreclosure, involuntary bankruptcy or other material adverse creditor actions against the Company and has no actual knowledge of potential foreclosure, involuntary bankruptcy or other material adverse creditor actions affecting the Company.

     (j) Patents. To the best of the Company's knowledge, (i) the Company has not received any written notice of any claim from any third party (including, without limitation, any governmental or regulatory entity) and no such third party claims are pending challenging the right of the Company to use the patents (collectively, the "Security Agreement Patents") listed on Annex G to the New
       Security Agreement or alleging any violation or infringement by the
Company thereof, and (ii) each Security Agreement Patent shown as registered, filed, issued or applied for, has been duly and validly registered in, filed in or issued by, the official governmental registrars and/or issuers of patents and trademarks and remain in full force and effect as of the date of the Initial Closing without any material defect.

     (k) Litigation. Except as set forth in Schedule 4(i), the Company is not party to or aware of any actual or asserted litigation claims filed in any court that in the aggregate could result in damages in excess of $25,000.

                  5. Miscellaneous.

     (a) Security. The Notes shall be secured by a general security interest under the New Security Agreement, dated as of April 25, 2003, by and among eMagin and eMagin Sub, as assignors of the security interest, the Investors, and Alligator Holdings Inc., as collateral agent for the Investors, with such security granted for the ratable benefit of all of the Investors as holders of the Notes. Reference is hereby made to the New Security Agreement for a statement of the rights and obligations of the Investors, and the nature and extent of the security for the Notes.

     (b) Fees and Expenses. Each party shall pay all of its own fees and expenses related to the transactions contemplated by this Agreement.

     (c) Survival. The representations, warranties, covenants and agreements made herein shall survive the date of the Initial Closing or the date of any Tranche Closing, as the case may be.

     (d) Entire Agreement; Amendment. This Agreement, including, but not limited to, the form of New Security Agreement (attached hereto as Exhibit A), the form of Amended and Restated Note (attached hereto as Exhibit B), the form of New Note (attached hereto as Exhibit C), the form of Warrant (attached hereto as Exhibit D), the form of Registration Rights Agreement (attached hereto as Exhibit E) and other schedules and exhibits attached hereto, all of which form a part of this Agreement, contain the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor any Investor make any representations, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by 75% or more of such Notes (in terms of the aggregate dollar value of the principal of the Notes then issued under this Agreement).

     (e) Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (i) upon hand delivery, overnight mail or courier service at the address or number designated on the signature pages hereof (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express
       courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be as set forth on the signature pages hereof. Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other parties hereto in accordance herewith.

     (f) Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     (g) Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

     (h) No Third Party Beneficiaries; Assignment. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Each Investor may assign any of its rights under this Agreement to any permitted assignee of the Securities. The Company may not assign any of its rights or obligations under this Agreement without the written consent of each Investor.

     (i) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions thereof. The Company and each Investor waives any right to a jury trial with respect to any dispute arising out of this Agreement.

     (j) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution of counterparts may be by facsimile.

     (k) Publicity. The Company and the Investors may agree upon a press release to be issued by the Company immediately upon execution of this Agreement describing this Agreement and the transactions contemplated hereby. Thereafter, any party may make a public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement; provided, however, that prior to issuing any such press release or making any such public statement or announcement, such party must obtain a prior consent of each other party, which consent shall not be unreasonably withheld or delayed.

     (l) Severability. The provisions of this Agreement are severable and, in the event that any court shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either party hereto.

     (m) Further Assurances. From and after the date of this Agreement, upon the request of the Investors or the Company, each of the Company and the Investors shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.


                  6. Conditions to Initial Closing. It shall be a condition to the consummation of the transactions contemplated by this Agreement at the Initial Closing that the Company shall have, concurrently with the execution of this Agreement by the Investors, executed and delivered:

     (a) a copy of an agreement between The Travelers Insurance Company ("Travelers") and the Company that requires Travelers to convert its Convertible Promissory Note, dated August 21, 2001, into Common Stock upon the Company entering into this Agreement;

     (b) a copy of an agreement between SK Corporation ("SK") and the Company that requires SK to convert its Series A Convertible Debentures, dated September 18, 2001, into Common Stock upon the Company entering into this Agreement;

     (c) a copy of a settlement agreement between Finova Group Inc. and the Company that contains terms satisfactory to the Investors;

     (d) a detailed plan regarding the restructuring of the Company's payables and outstanding debt, and copies of agreements between the Company and each of its creditors that requires each creditor to settle its claim with the Company upon the Company entering into this Agreement;

     (e) a detailed chart of the Company's financial targets for the covenants in the New Notes, as set forth in Schedule 6(e) attached hereto;

     (f) to the Collateral Agent (as defined in the New Security Agreement), the New Security Agreement and two completed originals of a UCC Form 1 suitable for filing and the applicable federal assignment forms executed by the Company sufficient for the Collateral Agent to perfect the security interests created therein with the United States Patent and Trademark Office;

     (g) the Amended and Restated Notes, each such Amended and Restated Note to be in the amount required to be issued to each Original Secured Party on the date of the Initial Closing pursuant to Section 1(a);
     (h) the New Notes, each such New Note to be in the amount required to be issued to each New Investor on the date of the Initial Closing pursuant to
Section 2(d);

     (i) the Warrants, each such Warrant to be in the amount required to be issued to each Investor on the date of each Tranche Closing pursuant to Section 2(e);

     (j) the Registration Rights Agreement, dated as of April 25, 2003, by and among the Company and the Investors (the "Registration Rights Agreement");

     (k) to the Investors a legal opinion from the Company's outside legal counsel, dated as of April 25, 2003, in the form attached to this Agreement as Exhibit F;

     (l) to the Collateral Agent in immediately available funds the amount of $7,500 as payment of the Collateral Agent's fee and for legal fees incurred by the Collateral Agent in connection with the negotiation of this Agreement and the New Security Agreement;

     (m) to Chadbourne & Parke LLP in immediately available funds the amount of $105,000, constituting as of the date of this Agreement $15,000 in reimbursable fees and expenses regarding filings with the Patent and Trademark Office and UCC filings under the Original Secured Note Purchase Agreement, Bridge Financing Agreement, Original Security Agreement, Bridge Security Agreements and New Security Agreement and $90,000 in legal fees and expenses pursuant the this Agreement and the related transactions; and

     (n) a certificate to the Investors signed by the Company's Chief Executive Officer, certifying that (i) each of the representations and warranties in
Section 4 are true and correct on and as of the Initial Closing date, and (ii) eMagin's and Virtual Vision's board of directors have approved this Agreement and the related transactions.


                  7. Conditions to each Tranche Closing. It shall be a condition to the consummation of the transactions contemplated by this Agreement at each Tranche Closing that the following conditions have taken place:

     (a) the Company shall have, concurrently with the payment by the Investors of the purchase price of each Note and the Warrants, executed and delivered the New Notes and Warrants, each such New Note and Warrant to be in the amount required to be issued to each New Investor on the date of the Tranche Closing pursuant to Section 2(c);

     (b) each of the representations and warranties in Section 4 will be true and correct on and as of the Tranche Closing date with the same effect as though all such representations and warranties had been made on and as of the Tranche Closing date; and

     (c) the Company shall not have commenced or consented to any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute, no proceeding shall have commenced against the Company under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute, and the Company has not consented to or suffered the appointment of a guardian, receiver, trustee or custodian to any substantial and material part of its assets.

                  7. Conditions to Additional Closings. It shall be a condition to the consummation of the transactions contemplated by this Agreement at any Additional Closing that the Company shall have, concurrently with the payment by the Investors of the purchase price of each Note and the Warrants, executed and delivered:

     (a) a joinder agreement allowing the New Investor to become a party to the New Security Agreement;

     (b) the New Notes, each such New Note to be in the amount required to be issued to each New Investor on the date of any Additional Closing pursuant to
Section 2(f);

     (c) the Warrants, each such Warrant to be in the amount required to be issued to each Investor on the date of any Additional Closing pursuant to
Section 2(f);

     (d) a joinder agreement allowing the New Investor to become a party to the Registration Rights Agreement; and

     (e) a certificate stating that each of the representations and warranties in Section 4 will be true and correct on and as of the Additional Closing date with the same effect as though all such representations and warranties had been made on and as of the Additional Closing date.

                  9. Additional Covenants of the Company. The Company covenants and agrees with the Investors that the Company shall:

     (a) not issue any secured debt (excluding tangible equipment leased in the ordinary course of business and Permitted Liens, as defined in the New Security Agreement) or any other security (excluding Permitted Liens, as defined in the New Security Agreement) which in form or substance represent or are equal to or senior to the secured interests granted under the New Security Agreement without the approval of holders of such Notes who hold in the aggregate 75% or more of such Notes (in terms of the aggregate dollar value of the principal of the Notes then issued under this Agreement);

     (b) deliver to each Investor a report detailing the Company's actual Expenses, Direct Costs of Goods Sold, Revenues and Firm Purchase Orders for each month, no later than ten (10) calendar days after such month has ended, and Quarterly Revenue for each quarter, no later than twenty (20) calendar days after such quarter has ended, for so long as such Investor has any Notes outstanding. For purposes of this Section 9(b) and Section 8 of the New Notes, Expenses, Direct Cost of Goods Sold, Revenue, Firm Purchase Orders and Quarterly Revenue shall have the meanings set forth in Schedule 6(e) of this Agreement;

     (c) reserve and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the Securities pursuant to this Agreement;
     (d) use its commercially reasonable efforts to cause its Common Stock to continue to be registered under Section 12(b) or (g) of the Exchange Act, to comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Exchange Act until the earlier of (i) that date that the Investors have disposed of all of their Securities, or (ii) five (5) years from the date hereof;

     (e) not, and shall cause its subsidiaries not to, (i) declare or pay any dividend or make any other distribution on any equity securities of the Company, except dividends or distributions payable in equity securities of the Company, or (ii) purchase, redeem or otherwise acquire or retire for value any equity securities of the Company, except equity securities acquired upon conversion thereof into other equity securities of the Company, without the prior written consent of 50% or more of the holder of Notes (in terms of the aggregate dollar value of the principal of the Notes then issued under this Agreement); and

     (f) not enter into any transaction or agreement with any affiliate or Related Party (as defined below) or with any person or entity which has an affiliation with any Related Party or affiliate of the Company not on an arms-length basis with terms and conditions no less favorable to the Company than could be obtained from unrelated persons without the prior written consent of 50% or more of the holder of Notes (in terms of the aggregate dollar value of the principal of the Notes then issued under this Agreement); provided, however,
(i) the issuance of any Securities under this Agreement, (ii) payment of salaries for services rendered, (iii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iv) other standard employee benefits made generally available to all of the Company's employees, shall not be prohibited. For purposes of this Agreement, a "Related Party" shall be any 10% shareholder, director, officer or employee of the Company, or any "associate" (as defined in the rules and regulations promulgated under the Securities Act) of any such person.

                  10. Use of Proceeds. The Company shall use the net proceeds from the Notes first for the payment of the outstanding amounts currently owed IBM under the terms of eMagin's lease, and thereafter for working capital and general corporate purposes. The Company hereby authorizes the Investors and their designated representatives to conduct a review of the Company's books and records sufficient to satisfy the Investors, in the exercise of reasonable discretion, that the proceeds of the Notes were used for the purposes permitted by the terms of this section and no other purpose or purposes.

                (remainder of this page intentionally left blank)

                  This Agreement has been duly executed as of the date and year first written above.

                                                     EMAGIN CORPORATION


                                                   By/s/Gary W. Jones
                                                         -----------------------
                                                   Name: Gary W. Jones
                                                  Title: Chief Executive Officer


                                                     VIRTUAL VISION, INC.


                                                    By/s/Gary W. Jones
                                                         -----------------------
                                                   Name: Gary W. Jones
                                                  Title: Chief Executive Officer




                            ORIGINAL SECURED PARTIES:



                                                     /s/ Mortimer D.A. Sackler
                                                     ---------------------------
                                                         MORTIMER D.A. SACKLER

                                                    Address: 15 East 62nd Street
                                                              New York, NY 10021

                                                                 with a copy to:

                                                Chadbourne & Parke LLP
                                                30 Rockefeller Plaza
                                                New York, New York 10112
                                                Attention: Stuart D. Baker, Esq.
                                                Telecopy: (212) 541-5369

                                                     GINOLA LIMITED



                                                     By:  /s/Jonathan White
                                                        ------------------------
                                                       Name: Jonathan White
                                                      Title: Director




                                                     /s/JACK RIVKIN
                                                        JACK RIVKIN

                                                    Address:




                                                     NEW INVESTORS:

                                                     STILLWATER LLC

                                                     By: Mortimer D.A. Sackler,
                                                         its sole member


                                                     /s/Mortimer D.A. Sackler
                                                     ---------------------------
                                                        MORTIMER D.A. SACKLER

                                                    Address: 15 East 62nd Street
                                                             New York, NY  10021

                                                          with a copy to:

                                                      Chadbourne & Parke LLP
                                                      30 Rockefeller Plaza
                                                      New York, New York 10112
                                          Attention:  Stuart D. Baker, Esq.
                                            Telecopy: (212) 541-5369

                                                     GINOLA LIMITED



                                                     By:  /s/Jonathan White
                                                        ------------------------
                                                       Name: Jonathan White
                                                      Title: Director




                                                     /s/JACK RIVKIN
                                                        JACK RIVKIN

                                                         Address:




                                                     EMERALD ADVANTAGE FUND LP



                                                     By:/s/ Joseph E Besecker
                                                        ------------------------
                                                      Name: Joseph E Besecker
                                                     Title: Managing Member

                                                     Address:
                                                     500 North Gulph Road
                                                     Suite 101
                                                     King of Prussia, Pa. 19406


                                             EMERALD ADVANTAGE OFFSHORE FUND LTD

                                             By: /s/ Joseph E Besecker
                                               Name: Joseph E Besecker
                                              Title: Managing Member

                                    Address:
                              500 North Gulph Road
                                    Suite 101
                           King of Prussia, Pa. 19406

                                                EMERALD VENTURE CAPITAL I LP

                                                    By: /s/ Joseph E Besecker
                                                      Name: Joseph E. Besecker
                                                     Title: President
                                                    Address:
                                                            1703 Oregon Pike
                                                            Lancaster, PA. 17601




                                                     /s/ROBERT N. VERRATTI
                                                        ------------------------
                                                         ROBERT N. VERRATTI

                                                 Address:
                                                    13766 Sunset BLVD
                                                    Pacific Palisades, CA. 90272





                                                     /s/GEORGE HAYWOOD
                                                        GEORGE HAYWOOD

                                                     Address:
                                                     642 Second Street
                                                     Brooklyn, NY  11215

                           Schedule 1 - New Investors

Stillwater LLC
Ginola Limited
Jack Rivkin
George Haywood
Emerald Advantage Fund LP
Emerald Advantage Offshore Fund LTD
Emerald Venture Capital I LP
Robert N. Verratti

                             Schedule 2 - Investors


                                  NEW INVESTORS

------------------------------ ------------------------------------- ------------------------- ------------------------
                               Notes to be Purchased on or           Note Amount
Investor                       before the following Dates            per Tranche               Warrant Amount

------------------------------ ------------------------------------- ------------------------- ------------------------
Stillwater LLC                 Initial Closing Date (April 25)                 $800,000                 3,358,300
                                                                                                        =========
------------------------------ ------------------------------------- ------------------------- ------------------------
                               April 30*                                       $225,000
------------------------------ ------------------------------------- ------------------------- ------------------------
                               May 15*                                         $225,000
------------------------------ ------------------------------------- ------------------------- ------------------------
                               June 15*                                        $225,000
------------------------------ ------------------------------------- ------------------------- ------------------------
                               June 25*                                        $225,000
------------------------------ ------------------------------------- ------------------------- ------------------------
                               July 15*                                        $225,000
------------------------------ ------------------------------------- ------------------------- ------------------------
                               August 15*                                      $225,000
------------------------------ ------------------------------------- ------------------------- ------------------------
                               September 15*                                   $225,000
------------------------------ ------------------------------------- ------------------------- ------------------------
                               October 15*                                     $225,000
------------------------------ ------------------------------------- ------------------------- ------------------------

                               TOTAL                                         $2,600,000
------------------------------ ------------------------------------- ------------------------- ------------------------

------------------------------ ------------------------------------- ------------------------- ------------------------
Ginola Limited                 Initial Closing Date (April 25)                 $200,000                 1,291,651
                                                                                                        =========
------------------------------ ------------------------------------- ------------------------- ------------------------
                               April 30*                                       $100,000
------------------------------ ------------------------------------- ------------------------- ------------------------
                               May 15*                                         $100,000
------------------------------ ------------------------------------- ------------------------- ------------------------
                               June 15*                                        $100,000
------------------------------ ------------------------------------- ------------------------- ------------------------
                               June 25                                         $100,000
------------------------------ ------------------------------------- ------------------------- ------------------------
                               July 15*                                        $100,000
------------------------------ ------------------------------------- ------------------------- ------------------------
                               August 15*                                      $100,000
------------------------------ ------------------------------------- ------------------------- ------------------------
                               September 15*                                   $100,000
------------------------------ ------------------------------------- ------------------------- ------------------------
                               October 15*                                     $100,000
------------------------------ ------------------------------------- ------------------------- ------------------------

------------------------------ ------------------------------------- ------------------------- ------------------------
                               TOTAL                                         $1,000,000
------------------------------ ------------------------------------- ------------------------- ------------------------

Jack Rivkin                    Initial Closing Date (April 25)                 $125,000                   161,456
                                                                               ========                   =======
------------------------------ ------------------------------------- ------------------------- ------------------------

------------------------------ ------------------------------------- ------------------------- ------------------------
Emerald Advantage Fund LP      Initial Closing Date (April 25)                  $40,000                    51,666
                                                                                =======                    ======
------------------------------ ------------------------------------- ------------------------- ------------------------

Emerald Advantage Offshore     Initial Closing Date (April 25)                  $40,000                    51,666
                                                                                =======                    ======
Fund LTD
------------------------------ ------------------------------------- ------------------------- ------------------------

------------------------------ ------------------------------------- ------------------------- ------------------------
Emerald Venture Capital I LP   Initial Closing Date (April 25)                 $145,000                   187,290
                                                                               ========                   =======
------------------------------ ------------------------------------- ------------------------- ------------------------

------------------------------ ------------------------------------- ------------------------- ------------------------
Robert N. Verratti             Initial Closing Date (April 25)                  $50,000                    64,582
                                                                                =======                    ======
------------------------------ ------------------------------------- ------------------------- ------------------------

------------------------------ ------------------------------------- ------------------------- ------------------------
George Haywood                 Initial Closing Date (April 25)                 $400,000                 2,583,310
                                                                                                        =========
------------------------------ ------------------------------------- ------------------------- ------------------------
                               April 30*                                       $200,000
------------------------------ ------------------------------------- ------------------------- ------------------------
                               May 15*                                         $200,000
------------------------------ ------------------------------------- ------------------------- ------------------------
                               June 15*                                        $200,000
------------------------------ ------------------------------------- ------------------------- ------------------------
                               June 25*                                        $200,000
------------------------------ ------------------------------------- ------------------------- ------------------------
                               July 15*                                        $200,000
------------------------------ ------------------------------------- ------------------------- ------------------------
                               August 15*                                      $200,000
------------------------------ ------------------------------------- ------------------------- ------------------------
                               September 15*                                   $200,000
------------------------------ ------------------------------------- ------------------------- ------------------------
                               October 15*                                     $200,000
------------------------------ ------------------------------------- ------------------------- ------------------------

------------------------------ ------------------------------------- ------------------------- ------------------------
                               TOTAL                                         $2,000,000
------------------------------ ------------------------------------- ------------------------- ------------------------

-----------------------------------------------------------------------------------------------------------------------

* The purchase of the Notes in each Tranche Closing pursuant to this Schedule 2 shall in no event take place later than 5 days after the effectiveness of the registration statement that is required to be filed pursuant to the Registration Rights Agreement (as defined in Section 6(j) of the Agreement). In addition, the purchases of the Notes set forth in this Schedule 2 are subject to reduction pursuant to Section 2(g) of the Agreement.

                            ORIGINAL SECURED PARTIES

-------------------------------------- ------------------------------------- ---------------------- -------------------
                                       Notes to be Exchanged on the
Investor                               Initial Closing Date                  Date of Note           Interest Rate

-------------------------------------- ------------------------------------- ---------------------- -------------------
Mortimer D.A. Sackler                                $200,000                      11/27/01                 9%
-------------------------------------- ------------------------------------- ---------------------- -------------------
                                                     $300,000                       1/14/02                 9%
-------------------------------------- ------------------------------------- ---------------------- -------------------
                                                     $700,000                       1/14/02                 9%
-------------------------------------- ------------------------------------- ---------------------- -------------------
                                                     $200,000                       6/20/02                11%
-------------------------------------- ------------------------------------- ---------------------- -------------------

-------------------------------------- ------------------------------------- ---------------------- -------------------
Ginola Limited                                       $300,000                      11/27/01                 9%
-------------------------------------- ------------------------------------- ---------------------- -------------------

-------------------------------------- ------------------------------------- ---------------------- -------------------
Jack Rivkin                                          $125,000                      11/27/01                 9%
-------------------------------------- ------------------------------------- ---------------------- -------------------

                         Schedule 4(c) - Capitalization

                               eMagin Corporation
                               Capitalization Data
                         Estimated as at April 25th 2003

Capitalization Schedule


                                                                        Face Amount     Shares       Wts and Options
                                                           ------------------------------------------------------------
                                                                                      31,494,280            16,606,019

Payables and Accrued Written off                                           4,494,187           0                     0
Payables Converted                                                         1,612,765   2,080,075                     0
ConvertibleNotes                                                           4,964,239   6,470,153                     0
Extended Maturity Old Senior Notes                                         2,045,450   3,885,733               777,147
                                                           ------------------------------------------------------------
Total Before New Investors                                              $ 13,116,641  43,930,241            17,383,166
                                                           ------------------------------------------------------------
Other Stock/Wts Issued for Future Services,
 Fees and Registration Penalties                                             245,000     332,290               387,511

-----------------------------------------------------------------------------------------------------------------------
Total Restructured Before New Investors                                 $ 13,361,641  44,262,532            17,770,877
-----------------------------------------------------------------------------------------------------------------------


                                                         Payables/Debt                        Convertible
                                                           Owed and                               Debt
                                                         Converted/Paid    Convertible        Remaining and
                                                          in stock on     Debt Converted      New Stock For    Warrants  Total Fully
Investors                         Existing Shares           Closing         On Closing           Services      /Option     Shares
------------------------------------------------------------------------------------------------------------------------------------

SK                                                                      -   2,468,750                     -     205,479    2,674,229
Original Secured Note Holders                                           -           -             3,885,733           -    3,885,733
Mortimer D.  Sackler                                                    -           -                     -   1,367,781    1,367,781
Rainbow Gate/Ginola                     983,295                         -           -                     -     631,255    1,272,605
Citigroup Investments / Travelers     5,692,119                         -   2,111,779                     -   1,783,137    9,587,035
Farmers & Mid Century Note                    -                         -   1,352,363                     -           -    1,352,363
Finova/ASML/Other Payables (1)                -                 2,080,075           -               332,290           -    2,412,366
Other Shares To be issued for Fees
 , Services and Penalti-s (1)                                           -     537,261                     -     387,511      924,772
                                    ------------------------------------------------------------------------------------------------
Subtotal                              6,675,414                 2,080,075   6,470,153             4,218,024   4,375,163   23,476,884
                                    ------------------------------------------------------------------------------------------------
Other Staff Options                           -                         -           -                     -  10,942,681   10,942,681
All Others                           24,818,866                         -  (2,252,129)                    -   2,452,833   27,613,644
                                    ------------------------------------------------------------------------------------------------
Total Before New Investors           31,494,280                 2,080,075   6,470,153             4,218,024  17,770,877   62,033,209
                                    ------------------------------------------------------------------------------------------------

**All values are approximate range estimates
(1) Shares issued at future points and based at then current market prices are calculated based on todays price (2) Staff options incude amounts authorized but not yet awarded
                        Schedule 4(i) - Creditor Actions


     International Business Machines Corporation v. eMagin Corporation,  Justice
Court: Town of East Fishkill, County of Dutchess: State of New York.

     On or about April 9, 2003, the Company's landlord, International Business Machines Corporation ("IBM") caused a Lease Termination Notice to be served upon the Company for non-payment of rent. Thereafter, on or about April 17, 2003, IBM filed a Notice of Petition to evict the Company from its premises. Subsequently, on or about April 22, 2003, the Company entered into a Stipulation with IBM pursuant to which the Company and IBM agreed:

     (i) that the Company would pay to IBM, within 24 hours of the Execution of the Stipulation, the sum of Five Hundred Fifty Four Thousand Six Hundred Fifteen and 83/100 ($554,615.83) Dollars, which sum includes (a) Five Hundred Four Thousand Eighty Five and 74/100 ($504,085.74) Dollars as stated in the Lease Termination Notice dated April 9, 2003 and (b) the additional sum of Fifty Thousand Five Hundred Thirty and 09/100 ($50,530.09) Dollars which has been billed by IBM and is due on April 20, 2003;

     (ii) that the Lease, which had been terminated as of April 16, 2003, would be reinstated, subject to the terms and conditions of the Stipulation, including the acceleration of the rent payments for the remainder of the original lease term (March 31, 2004) in the sum of Eight Hundred Thirteen Thousand Fifty Five and 65/100 ($813,055.65) Dollars, which sum will then be due in accordance with the terms of the Stipulation in equal monthly installments of Seventy Three Thousand Nine Hundred Fourteen and 15/100 ($73,914.15) commencing on May 1, 2003 and on the first day of each month thereafter up to and including March 1, 2004; and

     (iii) that a Judgment be issued in favor of IBM (a) awarding them possession of the premises, (b) providing for the issuance of a warrant to remove eMagin from possession of the premises, and (c) further providing for a monetary judgment for rent arrears in the sum of Eight Hundred Thirteen Thousand Fifty Five and 65/100 ($813,055.65) Dollars, which Judgment will be held in escrow by IBM's attorney and which warrant of eviction will be stayed, in accordance with the terms and conditions of the Stipulation. In the event that the Company fails to timely make any of the installment payments or in the payment of any additional rent and/or other sums due under the Lease, IBM has the right to enter the Judgment and shall have the right to execute upon the warrant of eviction on five (5) days prior written notice to the Company of its intent to file such Judgment and execute upon such warrant of eviction.

            Schedule 6(e) - Financial targets for New Note Covenants


                                       [*]





[*] - Confidential Information has been omitted and has been separately filed with the Securities and Exchange Commission

                   Exhibit A - Form Of New Security Agreement



                     Filed as Exhibit 10.2 to this Form 8-K

  Exhibit B - Form of Amended and Restated Secured Convertible Promissory Note


                      Filed as Exhibit 4.2 to this Form 8-K

                                                                       Exhibit A
                                                                          Page 2


                          Exhibit C - Form of New Note


                      Filed as Exhibit 4.1 to this Form 8-K

                           Exhibit D - Form of Warrant


                      Filed as Exhibit 4.3 to this Form 8-K

                Exhibit E - Form of Registration Rights Agreement


                     Filed as Exhibit 10.3 to this Form 8-K

                        Exhibit F - Form of Legal Opinion


To:  The Investors (as defined in the Agreement defined below)

                  Re:      Emagin Corporation

Ladies and Gentlemen:

         We have acted as special counsel to Emagin Corporation, a Delaware corporation and Virtual Vision, Inc., a Delaware Corporation (collectively the "Company"), in connection with a $_______ closing pursuant to the Global Restructuring and Secured Note Purchase Agreement, dated as of April __, 2003, between you and the Company (the "Agreement") and the transactions contemplated therein. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement. The Agreement, the Registration Rights Agreement, the New Notes, the Amended and Restated Notes, the Warrants, and the Security Agreement, are hereinafter referred to as the "Transaction Agreements."

         In so acting, we have examined (i) the Transaction Agreements, (ii) the Company's Article's of Incorporation, as in effect on the date hereof (the "Articles of Incorporation"), and (iii) the Company's Bylaws, as in effect on the date hereof (the "Bylaws"), and we have examined and considered such corporate records, certificates and matters of law as we have deemed appropriate as a basis for our opinions set forth below. In rendering the opinions set forth in this opinion letter, we assume the following:

         a. the legal capacity of each natural person and the legal existence of all parties (other than the Company) to the transactions referred to in the Transaction Agreements;

         b. the power and authority of each person other than the Company or person(s) acting on behalf of the Company to execute, deliver and perform each document executed and delivered and to do each other act done or to be done by such person;

         c. the legality, validity, binding effect and enforceability as to each person other than the Company or person(s) acting on behalf of the Company of each document executed and delivered or to be executed or delivered and of each other act done or to be done by such person;

         d. the genuineness of all signatures and the completeness of each document submitted to us;

         e. that the Investors have acted in good faith, without notice of adverse claims, and have complied with all laws applicable to them that affect the transactions referred to in the Transaction Agreements;

         f. that no action, discretionary or otherwise, will be taken by or on behalf of the Company in the future that might result in a violation of law; and

         g. that with respect to the Transaction Agreements and to the transactions referred to therein, there has been no mutual mistake of fact and there exists no fraud or duress.

         As to certain questions of fact material to this opinion, we have relied upon statements or certificates of public officials and officers of the Company.

         Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions stated herein, we are of the opinion that as of the date hereof:

         (1) The Company is a corporation duly authorized, validly existing, and is in good standing in its state of incorporation. Based on the Company's business description, as described in its Exchange Act of 1934 reports, the Company is duly qualified to conduct its business in each other jurisdiction

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where the failure to be so qualified would have a material adverse effect on the
Company. The Company has all requisite corporate power and authority to (i) conduct its business; (ii) own and operate its property; and (iii) lease the property its leases.

         (2) The Company has the requisite corporate power and authority to enter into and perform the Transaction Agreements, and to issue the New Notes, the Amended and Restated Notes and the Warrants (collectively the "Securities") in accordance with their terms. The execution and delivery of the Transaction Agreements by the Company, the consummation by it of the transactions contemplated thereby and the grant of security interests by it contemplated therein have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board or Directors, or its stockholders is required. The Transaction Agreements have been duly executed and delivered by the Company, and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement or creditors' rights and remedies or by other equitable principles of general application and subject to the limitations that the indemnification and contribution provisions of the Registration Rights Agreement may be unenforceable as a matter of public policy.

         (3) To the best of our knowledge, no authorization approval or consent of any court, governmental body, regulatory agency, self-regulatory organization or stock exchange or market, or the stockholders of the Company or, to our knowledge, any third party is required to be obtained by the Company for the issuance and sale of the Securities as contemplated by the Transaction Agreements or the consummation of the other transactions contemplated thereby.

         (4) To the best of our knowledge, other than as set forth in Schedule __ to the Agreement, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body or any governmental agency or self-regulatory organization pending or threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the Company or which would adversely affect the validity or enforceability of or the authority or ability of the Company to perform its obligations under the Transaction Agreements, or any of the other documents, agreements, certificates or instruments contemplated thereby.

         (5) To the best of our knowledge, the Company is not in violation of any term of the Articles of Incorporation or Bylaws. The execution, delivery and performance of and compliance with the terms of the Transaction Agreements and the issuance of the Securities, do not violate any provision of the Articles of Incorporation or Bylaws, or any provision of any applicable federal or state law, rule or regulation. To the best of our knowledge, the execution, delivery and performance of and compliance with the Transaction Agreements and the issuance of the Securities have not resulted in and will not result in any violation of, or constitute default under (or an event which with the passage of time or the giving of notice or both would constitute a default under), or result in the creation of any lien, security interest or encumbrance on the assets or properties of the Company pursuant to any contract, agreement, instrument, judgment or decree binding upon the Company which, individually or in the aggregate, would have a material adverse effect on the Company.

         (6) The Company is not an "investment company" as defined in the Investment Company Act of 1940, as amended. The Company is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (7) The Security Agreement creates in favor of the Investors a valid security interest in the Collateral (as such term is defined in the Security Agreement) to the extent Article 9 of the New York Uniform Commercial Code (the "NY-UCC") is applicable thereto. The Financing Statements described in Exhibit A are in appropriate form for filing pursuant to the NY-UCC and upon the proper filing in the filing offices listed in Schedule 1 to Exhibit A such security interest will be perfected to the extent that a security interest may be perfected by the filing of a financing statement in the State of New York under the provisions of the NY-UCC.

         (8) Each of the Security Agreement, Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement creates in favor of the Investors' collateral agent, valid security interest in all right, title and interest in the Collateral. The security interests of the Investor's collateral agent in all right, title and interest of the Company in the Collateral created by the Security Agreement, Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement constitute perfected security interests under the NY-UCC, the United States Copyright Act ("CA"), the United States Patent Act ("PA") and the United States Trademark Act ("TA"), to the extent that a security interest therein may be perfected under the NY-UCC, the CA, the PA or the TA.

         The foregoing opinions expressed herein is subject to certain limitations and exceptions as set forth below:

         (A) In connection with our opinion with respect to any pending action, suit, claim, formal investigation or formal proceeding pending or, threatened, against or involving the Company or any of its respective properties or assets, we have not undertaken to search the docket of any court or to conduct any other judgment, lien, litigation or similar search.

         (b) We are counsel admitted to practice in the State of New York and we do not express any opinion with respect to the effect or applicability of the laws of any jurisdiction, other than the laws of the State of New York, the Delaware General Corporation Law and the federal laws of the United States of America.


         This opinion is furnished pursuant to the request of the Investors and is rendered by us solely for the benefit of the Investors in connection with the Transaction Agreements. We are not hereby assuming any professional responsibilities to any other person whatsoever. This opinion may be relied upon only in connection with the Transaction Agreements. This opinion may not be used, disseminated, circulated, quoted referred to or relied upon by any other person or for any other purpose without our prior written consent. This opinion is rendered as of the date set forth above, and we express no opinion as to circumstances or events that may occur subsequent to such date. We assume no duty to update or supplement this opinion to reflect any fact or circumstances that may hereafter come to our attention or reflect any changes in any law that may hereafter occur or become effective.




                                                     Very truly yours,







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       Exhibit G - Warrants of the Original Secured Parties to be Amended


None.



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                Exhibit H - Form of Amended and Restated Warrant


None.



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